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                                                                   EXHIBIT 10.17

                            Data Return Corporation
                          801 Stadium Drive, Suite 117
                             Arlington, Texas 76011

                                 July 29, 1999


Compaq Computer Corporation
20555 SH 249
Houston, Texas 77070

Dear Sirs and Madames:

     This letter agreement (this "Agreement"), when executed by you in the space
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provided below, will evidence our mutual agreement with respect to the matters contained herein.

     Compaq ASP Program.  For a three-year period beginning on the date of this
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Agreement and ending on the third anniversary thereof (such period, the
"Inclusion and Purchase Period"), if Compaq Computer Corporation ("Compaq") in
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its sole discretion implements a program pursuant to or under which it approves for recommendation to its customers a specified group of Application Service Providers (any such program, a "Compaq ASP Program"), then, during the remainder
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of the Inclusion and Purchase Period, for so long as Data Return Corporation
(the "Company") meets all criteria for inclusion in such Compaq ASP Program
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(which criteria shall be as established from time to time in the sole discretion of Compaq), Compaq agrees to include the Company in such Compaq ASP Program, and further agrees to include the Company at the highest level at which the Company qualifies if such Compaq ASP Program involves more than one level of Application Service Provider designation. It is understood and agreed that Compaq is under no obligation to implement any Compaq ASP Program and that any Compaq ASP Program implemented may be modified or discontinued at any time by Compaq in its sole discretion without notice. If Compaq does implement a Compaq ASP Program during the Inclusion and Purchase Period, Compaq will not unreasonably single out the Company for exclusion therefrom. For purposes hereof, "Application Service Provider" shall mean any for-profit entity organized within the United States whose principal business involves the provision to its customers for a fee, of access to, or deployment, Web and/or enterprise application hosting, managing, maintenance and leasing of, Internet services and software.

       Server Purchases.   The Company agrees that, during the Inclusion and
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Purchase Period, it will purchase (either from Compaq, a wholly-owned subsidiary thereof or a Compaq-approved reseller or distributor) that number of Compaq servers equal to the lesser of (i) 2,000, and (ii) that number necessary (as reasonably determined by the Company's management) to adequately operate the Company's business consistent with the Company's business plan; provided that, with respect to any such purchase, (a) Compaq or a wholly-owned subsidiary thereof provides financing therefor on terms mutually agreeable to Compaq or such subsidiary, as the case may be, and to the Company (in this regard, the Company agrees that it will not refuse to agree to terms so long as the terms offered by Compaq or such subsidiary are competitive with those that would be available to the Company from Compaq's globally-recognized peers in the server
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business); and (b) the price, performance and quality of the Compaq server(s) is reasonably satisfactory to the Company; and provided, further, that the Company shall only be obligated to purchase that amount that Compaq, such wholly-owned subsidiary or Compaq-approved reseller or distributor commits to providing in a reasonably acceptable time frame. Notwithstanding the immediately preceding sentence, the Company agrees that, until it has purchased 2,000 servers from Compaq, unless either of the conditions specified in clauses (a) and (b) above are not met, it will not purchase any non-Compaq server during the Inclusion and Purchase Period. It is understood and agreed that neither Compaq nor any of its subsidiaries is under any obligation to provide financing to the Company, and further are under no limitations or restrictions with respect to selling or otherwise providing any products or services (including without limitation servers) to any other persons or entities, regardless of whether such persons or entities compete with the Company.
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          Please execute this letter in the space provided below to evidence your agreement with the foregoing.

                              Sincerely,

                              Data Return Corporation



                              By: /s/ SUNNY C. VANDERBECK,
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                                      Sunny C. Vanderbeck,
                                      Chief Executive Officer

     Compaq Computer Corporation



     By: /s/ W. STRECKER
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     Name:  W. Strecker
     Title: Senior Vice President
            Corporate Development